UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2025

PALMER SQUARE CAPITAL BDC INC.

(Exact name of Registrant as Specified in Its Charter)

maryland	814-01334	84-3665200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Shawnee Mission Parkway, Suite 315, Mission Woods, KS	66205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (816) 994-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PSBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 3, 2025, Palmer Square Capital BDC Inc. (the “Company”) entered into that certain equity distribution agreement, dated March 3, 2025 (the “Equity Distribution Agreement”), with Palmer Square BDC Advisor LLC (the “Adviser”) and RBC Capital Markets, LLC (the “Sales Agent”), providing for the issuance of up to an aggregate of $100 million of its common stock, par value $0.001 per share (the “Shares”). The Shares will be offered pursuant to the Company’s registration statement on Form N-2 (File No. 333-280961) declared effective by the U.S. Securities and Exchange Commission on October 16, 2024 and the base prospectus dated October 16, 2024 and prospectus supplement dated March 3, 2025. Subject to the terms of the Equity Distribution Agreement, the Sales Agent is not required to sell any specific number or dollar amount of securities but will act as the Company’s sales agent using commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares, on mutually agreed terms between the Sales Agent and the Company. Similarly, the Company has no obligation to sell any Shares under the Equity Distribution Agreement and may at any time suspend the offering of Shares under the Equity Distribution Agreement. Actual sales will depend on a variety of factors, including market conditions, the trading price of the Shares and determinations by the Company of its need for and the appropriate sources of additional capital. The Company expects to use the net proceeds from this offering to make investments in accordance with its investment objectives and strategies, and for other general corporate purposes. The Company may also use a portion of the net proceeds from this offering to repay amounts outstanding under its revolving credit facilities.

The Sales Agent will be entitled to compensation under the terms of the Equity Distribution Agreement at a commission of up to 1% of the gross sales price per Share sold pursuant to the Equity Distribution Agreement. Certain compensation payable to the Sales Agent under the Equity Distribution Agreement may be borne by the Adviser. The gross sales price per share of the Shares offered in this offering, less commissions payable under the Equity Distribution Agreement and discounts, if any, will not be less than the net asset value per Share at the time of such sale unless the Company has stockholder approval to issue Shares at prices below net asset value. In connection with the sale of Shares on the Company’s behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. The Company has also agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act, and to reimburse the Sales Agent for certain reasonable legal fees and expenses of counsel. The Equity Distribution Agreement also contains customary representations, warranties and agreements of the Company and other obligations of the parties and termination provisions.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

On March 3, 2025, Dechert LLP delivered its legality opinion with respect to the Shares to be sold pursuant to the prospectus supplement and accompanying prospectus, which is attached hereto as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated March 3, 2025, by and among the Company, Palmer Square BDC Advisor LLC and RBC Capital Markets, LLC

5.1	Opinion of Dechert LLP, dated March 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Palmer Square Capital BDC Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2025	PALMER SQUARE CAPITAL BDC INC.

	By:	/s/ Jeffrey D. Fox
Jeffrey D. Fox
Chief Financial Officer

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